Exhibit 3.2

PENDRELL CORPORATION

(formerly Pendrell Washington Corporation)

A Washington Corporation (the “Corporation”)

BYLAWS

ARTICLE I. SHAREHOLDERS

Section 1.1 Annual Meeting.

An annual meeting of the shareholders of this Corporation shall be held each year on such date as the Board of Directors (the “Board”) shall determine pursuant to proper notice. The failure to hold an annual meeting at the time stated or fixed in accordance with these Bylaws does not affect the validity of any corporate action.

Section 1.2 Special Meetings.

Special meetings of shareholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, the Chief Executive Officer or the President, at such time and place either within or without the State of Washington as may be stated in the notice. Holders of not less than a majority of all the votes attributable to the issued and outstanding shares of the Corporation’s stock taken together and not as separate classes may call special meetings of the shareholders for any purpose by giving notice to the Corporation as specified in Section 1.9(c).

Section 1.3 Notice of Meetings; Waiver of Notice.

Written or electronic notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given to all shareholders in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. Such notice shall specify the place, date and hour, and in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at any such meeting. Upon written request delivered to the Corporation in accordance with Section 1.9(c) hereof by the holders of shares representing not less than the number of votes specified in Section 1.2 hereof, the shareholders may request that the Corporation call a special meeting of shareholders. Within thirty (30) days of such a request, the Secretary shall give notice of a special meeting of shareholders to be held on such date and at such place and hour as the Secretary may fix, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting.

A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of this Corporation, or the WBCA, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following four methods: (a) in an executed and dated record (as defined in the Act) delivered by the shareholder entitled to notice to the Corporation for inclusion in its corporate records; (b) if the Corporation has designated an address, location, or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location, or system, in an executed and dated electronically transmitted record (c) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (d) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

Section 1.4 Quorum.

Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, at any meeting of shareholders, the holders of shares representing a majority of all of the votes assigned under the Articles of Incorporation to the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business; provided, however, that where a separate vote by a class or classes is required, shares representing a majority of all the votes assigned under the Articles of Incorporation to the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, a majority in voting interest of the shareholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall be present.

Section 1.5 Adjournment.

Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.6 Organization.

The Chairman of the Board, or in his or her absence, the Chief Executive Officer, the President, or a Vice President (in order of seniority), shall call to order meetings of shareholders, and shall act as chairman of such meetings. The Board or, if the Board fails to act, the shareholders, may appoint any shareholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Chief Executive Officer, the President, and all Vice Presidents. The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.7 Voting.

Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, at any meeting duly called and held at which a quorum is present, corporate action to be taken by shareholder vote, other than the election of directors, shall be authorized by a majority of the votes (assigned under the Articles of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by the shareholders entitled to vote and present in person or represented by proxy at the meeting; provided, however, that where a separate vote of a class or classes is required, corporate action to be taken by such class or classes shall be authorized by a majority of the votes (assigned under the Articles of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by such class or classes. Directors shall be elected at each annual meeting of shareholders by a plurality of the votes (assigned under the Articles of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by the shareholders entitled to vote and present in person or represented by proxy at the meeting.

Section 1.8 Proxy Representation.

Each shareholder entitled to vote at any meeting of shareholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him, her or it by proxy. No proxy shall be valid after eleven months from its date, unless it provides otherwise. Such authorization may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent (a) executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) transmitting or authorizing the transmission of a telegram, cablegram or other electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a shareholder has authorized another person to act as proxy for such shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.9 Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is:

(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof);

(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or

(c) otherwise properly brought before the meeting:

(i) by (x) a shareholder that holds of record stock of the Corporation entitled to vote at the meeting on such matter (including any election of a director) (“Record Holder”) or (y) a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to vote, such stock on such matter; and

(ii) such shareholder complies with the notice procedures set forth in Section 1.10 (such Record and Nominee Holders are referred to as “Noticing Shareholders”). If a special meeting is called as a result of demands by more than one Noticing Shareholder, the references to Record Holder in (c)(i)(x) and Nominee Holder in (c)(i)(y) refers to each person making a demand and the requirement of (c)(ii) applies to all persons making a demand, but persons other than the first person making demand need only comply with Section 1.10(b)(i), (ii)(B) and (iii). Clause (c) of this Section 1.9 shall be the exclusive means for a Noticing Shareholder to make nominations or submit other business before a meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting, which matters are not governed by these Bylaws).

Section 1.10 Notice of Shareholder Business to be Conducted at Meetings of Shareholders. In order for a Noticing Shareholder to properly bring any item of business before a meeting of shareholders, timely notice must be given in proper written form to the secretary of the Corporation.

(a) To be timely, a Noticing Shareholders’ notice shall be delivered to the secretary at the principal executive offices of the Corporation:

(i) as to an annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; or

(ii) as to a special meeting, not later than the close of business on the date of delivery of the first shareholder demand in compliance with Section 23B.07.020(a) of the Washington Business Corporation Act (the “WBCA”).

In no event shall any adjournment or postponement of an annual or special meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b) To be in proper form, a Noticing Shareholder’s notice to the secretary of the Corporation must:

(i) set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner, on whose behalf the nomination or proposal is made:

(A) the name and address of such Noticing Shareholder, as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(B) the following information:

(1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and/or of record;

(2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation;

(4) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(5) any rights to dividends on the shares of the Corporation owned beneficially by such Holder that are separated or separable from the underlying shares of the Corporation;

(6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which such Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(7) any performance-related fees (other than an asset-based fee) that such Holder is entitled to which is based on any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and

(8) the information called for by (1) through (7) for any members of such Holder’s immediate family sharing the same household;

(C) such information shall be provided as of the date of the notice required by (B) and any changes in the information required by (B) between the initial disclosure and the record date for the meeting shall be disclosed by such Holder in a supplemental notice to be provided to the Corporation not later than 10 days after the record date for the meeting;

(D) any other information relating to such Holder, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, such notice must set forth:

(A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Holder, in such business, and

(B) a description of all agreements, arrangements and understandings, direct and indirect, between such Holder, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(iii) set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A) all information relating to such Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 1.11 of these Bylaws.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c) Notwithstanding anything in the second sentence of this Section 1.10(a)(i) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business 10 days following the day on which such public announcement is first made by the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(e) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f) Notwithstanding the foregoing provisions of this Bylaw, a Noticing Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.10 or Section 1.9 of the Bylaws. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. For avoidance of doubt this Section 1.10 shall also constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1), promulgated under the Exchange Act.

Section 1.11 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation, pursuant to a nomination by a Noticing Shareholder a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.10) to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person:

(a) is not and will not become a party to:

(i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected, with such person’s fiduciary duties under applicable law;

(b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE II. BOARD OF DIRECTORS

Section 2.1 Number and Term of Office.

The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of the Corporation. The number of directors constituting the entire Board shall be not less than one (1) nor more than seventeen (17) as fixed from time to time by vote of a majority of the entire Board; provided, however, that no decrease in the number of directors may shorten the term of any incumbent director. Unless a director resigns or is removed, he or she shall hold office until the next annual meeting of shareholders or until his or her successor is elected, whichever is later.

Section 2.2 Nomination and Election.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for the election of Directors may be made by the Board or by a nominating committee of the Board or by any shareholder of record entitled to vote for the election of directors at such meeting; provided, however, that a shareholder may nominate persons for election as directors only if written notice (in accordance with Section 1.9(c) hereof) of such shareholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the shareholders, 60 days prior to the date specified in Section 1.1 hereof for such annual meeting (or if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to shareholders. Any such shareholder’s notice shall set forth (a) the name and address of the shareholder who intends to make a nomination; (b) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the shareholder proposes to nominate for election or re-election as a director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings between the shareholder and such nominee and any other persons (including their names) pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a director if elected. If the facts warrant, the Board, or the chairman of a shareholders’ meeting at which directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s common stock as to dividends or upon liquidation. The procedures set forth in this Section 2.2 for nomination for the election of directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

(b) At each election of directors, the persons receiving the greatest number of votes (as assigned under the Articles of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote), up to the number of directors to be elected, shall be the directors.

Section 2.3 Chairman and Vice Chairman of the Board.

The directors may elect a Chairman and a Vice Chairman of the Board who shall be subject to the control of and may be removed by the Board. The Vice Chairman, if elected, shall have such powers and duties as the Board may assign to him or her.

Section 2.4 Meetings.

Regular meetings of the Board may be held with notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman, the Chief Executive Officer (if a director), the President (if a director) or by a majority of the directors then in office.

Section 2.5 Notice of Meetings; Waiver of Notice.

Notice of meetings of the Board shall be given to all directors, either orally or in writing (including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means) at least twenty-four (24) hours before the meeting.

A director may waive notice of a meeting either before or after the meeting by signing a written waiver of notice or by any waiver by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. In addition, attendance or participation at any meeting shall constitute waiver of notice of such meeting unless a director attends or participates for the express purpose of objecting to the transaction of business on the ground that the meeting has not been lawfully called or convened.

Section 2.6 Quorum and Organization of Meetings.

A majority of the total number of members of the Board as constituted from time to time shall constitute a quorum for the transaction of business or, if vacancies exist on the Board, a majority of the total number of directors then serving on the Board provided that such number may be not less than one-third of the total number of directors fixed in the manner provided by these Bylaws. If at any meeting of the Board (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman, or in his or her absence, by the Chief Executive Officer, the President, or such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. A director of the Corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

Section 2.7 Committees.

The Board may by resolution designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided, however, that persons who are not directors of the Corporation may also be members of such committees to the extent provided in the resolution of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution approved by every member of the Board and permitted by law, shall have and may exercise all the powers and authority of the Board in the management of the business, property, and affairs of the Corporation. Each committee of the Board may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members in a manner prescribed by such committee’s rules or, if not so prescribed, in a manner permitted for delivery of notices of meetings of the Board. All action taken by committees shall be recorded in minutes of the meetings.

Section 2.8 Action Without Meeting.

Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto, and the consents describing the action taken are executed by each director, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, each of which consents shall be set forth either (a) in an executed record or (b) if the Corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. Action taken by unanimous written consent is effective when the last director executes the consent, unless the consent specifies a later effective date.

Section 2.9 Telephone Meetings.

Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board, or any committee designated by the Board, to participate in a meeting of the Board, or a committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III. OFFICERS

Section 3.1 Number, Election and Term.

Officers of the Corporation shall be a President and Secretary. The Board shall elect Officers at its first meeting, and at each regular annual meeting of the Board thereafter. Each Officer shall hold office until the next succeeding annual meeting of the Directors and until his successor shall be elected and qualified. Any one person may hold more than one office if it is deemed advisable by the Board.

Section 3.2 Additional Officers and Agents.

The Board may elect or appoint such other officers (including a Chief Executive Officer and one or more Vice Presidents, a Treasurer, Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board from time to time.

ARTICLE IV. DUTIES OF OFFICERS

Section 4.1 Number.

The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Such other officers and assistant officers as may be necessary may also be appointed by a duly appointed officer to whom such authority has been delegated by resolution of the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 4.2 Powers and Duties of Officers.

The Board of Directors, or a duly authorized officer, shall establish and may at any time modify the powers, duties and responsibilities of each officer.

ARTICLE V. RESIGNATIONS, REMOVALS, AND VACANCIES

Section 5.1 Resignations.

Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 5.2 Removals.

Any officer elected by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The Board may remove with or without cause any member of any committee and may, with or without cause, disband any committee. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the votes entitled at the time to vote at an election of directors.

Section 5.3 Vacancies.

Except as otherwise set forth in this paragraph, any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, shall be filled at any time by a majority of the directors then in office (even though less than a quorum remains) and the person so chosen shall hold office until his or her successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, such person shall hold office for the unexpired term of his or her predecessor.

ARTICLE VI. CAPITAL STOCK

Section 6.1 Stock Certificates.

The certificates for shares of the capital stock of the Corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be signed by the Chairman of the Board, the Chief Executive Officer or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any and all signatures on any such certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.2 Transfer of Shares.

Upon compliance with provisions restricting the transfer or registration of transfer of shares of capital stock, if any, shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his or her duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed and the payment of taxes due thereon.

Section 6.3 Fixing Record Date.

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

Section 6.4 Lost Certificates.

The Board or any transfer agent of the Corporation may direct one or more new certificate(s) representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board (or any transfer agent of the Corporation authorized to do so by a resolution of the Board) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

Section 6.5 Regulations.

The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VII. MISCELLANEOUS

Section 7.1 Corporate Seal.

There shall be no corporate seal.

Section 7.2 Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 7.3 Notice Generally. Whenever any notice is required by law, the Articles of Incorporation, or these Bylaws to be given to any shareholder, director, or officer, such notice, except as otherwise provided by law, may be given as follows:

(a) Oral Notice. Oral notice, where specifically authorized, may be communicated in person, by telephone, wire or wireless equipment which does not transmit a facsimile of the notice, or by any electronic means which does not create a record. Oral notice is effective when received if communicated in a comprehensible manner.

(b) Written Notice. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of the following: (a) if notice is sent to the person’s address, telephone number, or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment; (b) when received; (c) except as provided in the following sentence, five (5) days after its deposit in the U.S. mail if mailed with first-class postage, to the address as it appears on the current records of the Corporation; (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Written notice to a shareholder, if in a comprehensible form and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, is effective (a) when mailed, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier.

(c) Electronic Notice. Notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be provided in an electronic transmission. Subject to contrary provisions in the WBCA, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the WBCA and any applicable federal law.

A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the Corporation in the form of a record. The consent of any shareholder or director is revoked if (a) the Corporation is unable to electronically transmit two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

Notice provided in an electronic transmission, if in comprehensible form, is effective when it: (a) is electronically transmitted to an address, location, or system designated by the recipient for that purpose; or (b) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(d) Notwithstanding anything to the contrary in this Bylaw or any other section of the WBCA and for so long as the Corporation is a public company, if the WBCA requires that a notice to shareholders be accompanied by certain material, the Corporation may satisfy such a requirement, whether or not a shareholder has consented to receive electronically transmitted notice, by (i) posting the material on an electronic network (either separate from, or in combination or as part of, any other materials the public company has posted on the electronic network in compliance with applicable federal law) at or prior to the time that the notice is delivered to the Corporation’s shareholders entitled to receive the notice, and (ii) delivering to the Corporation’s shareholders entitled to receive the notice a separate record of the posting (which record may accompany, or be contained in, the notice), together with comprehensible instructions regarding how to obtain access to the posting on the electronic network. In such a case, the material is deemed to have been delivered to the Corporation’s shareholders at the time the notice to the shareholders is effective under this Bylaw and the WBCA. If the Corporation elects to post on an electronic network any material required by the WBCA to accompany a notice to shareholders then the Corporation is required, at its expense, to provide a copy of the material in a tangible medium (alone or in combination or as part of any other materials the Corporation has posted on the electronic network in compliance with federal law) to any shareholder entitled to such a notice who so requests.

Section 7.4 Stock of Other Corporations or Other Interests.

Unless otherwise ordered by the Board, the Chairman of the Board, the Chief Executive Officer and the President, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board, the Chairman of the Board, the Chief Executive Officer or the President shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the Chief Executive Officer and President, or such authorized attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

Section 7.5 Access to Information.

Notwithstanding any right to the contrary contained in any agreement between the Corporation and any shareholder of the Corporation, no shareholder of the Corporation will be entitled to access to any defense articles, technical data or defense services as defined in the International Traffic in Arms Regulations (22 CFR 120-130) unless written approval is first granted by the Office of Defense Trade Controls of the U.S. Department of State or to other information having distribution restrictions under other U.S. export laws, unless such access is first approved by the applicable government agency.

ARTICLE VIII. AMENDMENTS

The Board shall have the power to adopt, amend, or repeal bylaws except as otherwise provided by law or the Articles of Incorporation.

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The Undersigned certifies that these were adopted by the Board of Directors of Pendrell Washington Corporation on November 2, 2012.

PENDRELL CORPORATION (formerly Pendrell Washington Corporation)

By:	/s/ Robert S. Jaffe
Robert S. Jaffe, Corporate Secretary